Exhibit 99.4

COMPUTER SOFTWARE INNOVATIONS, INC. AND VERTICALBUYER, INC.

UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited proforma condensed combined financial information gives effect of the terms of the agreement and plan of merger of VerticalBuyer, Inc. (“VBYR”) and Computer Software Innovations, Inc. (“CSI”) which is to be completed in February 2005.

In February 2005, CSI entered into an Agreement and Plan of Merger (the “Merger Agreement”) with VBYR pursuant to which CSI will be merged with and into VBYR (the “Merger”). Following the Merger, VBYR will continue as the surviving corporation and the separate corporate existence of CSI will cease; however, the merged entity will be known as Computer Software Innovations, Inc. (the “new CSI”). VBYR had no assets, nominal operations and by definition under SEC guidelines is a public shell company. Accordingly, the transaction is treated as a reverse acquisition of a public shell company and has been accounted for as a recapitalization rather than a business combination. The historical financial statements of VBYR will be the historical statements of new CSI. Proforma financial information has been presented to provide full disclosure of the transactions.

The unaudited proforma condensed combined financial statements are based on the historical financial statements of CSI and VBYR, under the assumptions and adjustments set forth in the accompanying notes. The unaudited proforma condensed combined balance sheet as of September 30, 2004 gives effect to the merger as if the merger had been consummated on September 30, 2004. The unaudited proforma condensed combined statements of operations for the year ended December 31, 2003 give effect to the merger as if the merger had been consummated on January 1, 2003. The unaudited proforma condensed combined statements of operations for the nine months ended September 30, 2004 give effect to the merger as if the merger had been consummated on January 1, 2003.

The unaudited proforma condensed combined financial statements should be read in conjunction with the historical financial statements of CSI and VBYR, including the respective notes to those statements. The proforma information is not necessarily indicative of the combined financial position or the results of operations in the future or of the combined financial position or the results of operations which would have been realized had the acquisition been consummated during the periods or as of the dates for which the proforma information is presented.

The unaudited proforma condensed combined financial statements do not give effect to any cost savings that may result from merger and reverse acquisition.

COMPUTER SOFTWARE INNOVATIONS, INC. AND VERTICALBUYER, INC.

UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2004

(in 000s)

	Computer Software Innovations, Inc. (CSI) (Unaudited)	VerticalBuyer, Inc. (VBYR) (Unaudited)		Proforma Increase (Decrease) (Unaudited)	Proforma Combined (Unaudited)
CURRENT ASSETS:
Cash	$2,983	$—	[A]	$(900)	$1,445
			[B]	(960)
			[C]	(470)
			[D]	(500)
			[E]	5,042
			[F]	1,875
			[G]	(5,625)
Investment in VBYR			[C]	470	—
			[D]	(470)
Accounts receivable	3,599	—		—	3,599
Inventories	—	—		—	—
Prepaid expenses	10	—		—	10
Property and equipment, net	148	—		—	148
Computer software costs, net	715	—		—	715
Other assets	1	—		—	1

TOTAL	$7,456	$—		$(1,538)	$5,918

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$1,109	$73	[C]	$(73)	$1,109
Deferred revenue	1,487	—		—	1,487
Customer deposits	368	—		—	368
Deferred tax liability	202	—	[A]	83	285
Taxes payable (receivable)	231	—	[A]	(360)	(129)
Dividend payable			[B]	2,500	—
			[G]	(2,500)

Total current liabilities	3,397	73		(350)	3,120

LONG-TERM LIABILITIES
Notes payable - related parties	—	—	[D]	5,000	3,750
			[F]	1,875
			[G]	(3,125)

Total liabilities	3,397	73		3,400	6,870

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock	80	17	[H]	(80)	17
Preferred stock	—	—	[E]	5,042	5,042
Additional paid in capital	—	2,009	[H]	80	2,089
Retained earnings (deficit)	3,730	(2,099	) [A]	(374)	(8,100)
			[B]	(3,460)
			[C]	73
			[D]	(5,970)
Stock option compensation	249	—	[A]	(249)	—

Total Stockholders’ equity (deficit)	4,059	(73)		(4,938)	(952)

TOTAL	$7,456	$—		$(1,538)	$5,918

See notes to Unaudited Proforma Condensed Combined Financial Statements.

COMPUTER SOFTWARE INNOVATIONS, INC. AND VERTICALBUYER, INC.

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2004

(in 000s, except share information)

	Computer Software Innovations, Inc. (CSI) (Unaudited)	VerticalBuyer, Inc. (VBYR) (Unaudited)		Proforma Increase (Decrease) (Unaudited)	Proforma Combined (Unaudited)
REVENUE	$17,778	$—		$—	$17,778

OPERATING EXPENSES:
Cost of sales	10,377	—		—	10,377
General and administrative	5,464	1		—	5,465

Total operating expenses	15,841	1		—	15,842

INCOME (LOSS) FROM OPERATIONS	1,937	(1)		—	1,936

Income from discontinued operations	—	41		—	41
Interest income	11	—		—	11
Interest expense	—	—	[I]	(204)	(204)
Other income	—	—		—	—

INCOME (LOSS) BEFORE PROVISION FOR TAXES	1,948	40		(204)	1,784

PROVISION (BENEFIT) FOR INCOME TAXES	766	—	[J]	(69)	697

NET INCOME (LOSS)	$1,182	$40		$(135)	$1,087

BASIC NET INCOME PER COMMON SHARE	$14.78	$—			$0.41

DILUTED NET INCOME PER COMMON SHARE	$13.35	$—			$0.11

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
BASIC	80,000	17,033,334	[K]	(14,488,392)	2,624,942
DILUTED	88,527	17,033,334	[L]	(7,270,656)	9,851,205

See notes to Unaudited Proforma Condensed Combined Financial Statements.

COMPUTER SOFTWARE INNOVATIONS, INC. AND VERTICALBUYER, INC.

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2003

(in 000s, except share information)

	Computer Software Innovations, Inc. (CSI) (Audited)	VerticalBuyer, Inc. (VBYR) (Audited)		Proforma Increase (Decrease) (Unaudited)	Proforma Combined (Unaudited)
REVENUE	$19,241	$—		$—	$19,241

OPERATING EXPENSES:
Cost of sales	10,734	—		—	10,734
General and administrative	6,714	—			6,714

Total operating expenses	17,448	—		—	17,448

INCOME (LOSS) FROM OPERATIONS	1,793	—		—	1,793

Income from discontinued operations	—	—		—	—
Interest income	9	—		—	9
Interest expense	—	—	[I]	(272)	(272)
Other income	2	—		—	2

INCOME (LOSS) BEFORE PROVISION FOR TAXES	1,804	—		(272)	1,532

PROVISION (BENEFIT) FOR INCOME TAXES	712	—	[J]	(99)	613

NET INCOME (LOSS)	$1,092	$—		$(173)	$919

BASIC NET INCOME PER COMMON SHARE	$13.65	$—			$0.35

DILUTED NET INCOME PER COMMON SHARE	$12.33	$—			$0.09

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
BASIC	80,000	17,033,334	[K]	(14,488,392)	2,624,942
DILUTED	88,527	17,033,334	[L]	(7,270,656)	9,851,205

See notes to Unaudited Proforma Condensed Combined Financial Statements.

COMPUTER SOFTWARE INNOVATIONS, INC. AND VERTICALBUYER, INC.

NOTES TO UNAUDITED PROFORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

NOTE 1 - COMPUTER SOFTWARE INNOVATIONS, INC.

Computer Software Innovations, Inc. (“CSI”), a South Carolina corporation, was formed on April 18, 1989. CSI is engaged in the business of development and sales of propriety software and sales and distribution of computers and accessories. CSI is also engaged in providing a wide range of technology consulting services, including network and system integration, along with providing computer support and maintenances services.

NOTE 2 - VERTICALBUYER, INC.

VerticalBuyer, Inc. (“VBYR”), a Delaware corporation, is a public entity incorporated on September 24, 1999 for the purpose of creating Internet-based news sites dedicated to specific industries. During the periods presented, VBYR has been primarily engaged in seeking additional funding for working capital in order to sustain operations while management developed business opportunities. As such, VBYR meets the criteria of a public shell company in that it currently has no assets and no significant ongoing operations or revenue producing activities.

NOTE 3 – RECAPITALIZATION AND AGREEMENT AND PLAN OF MERGER

On January 31, 2005, CSI acquired 77% of the common stock of VBYR for $450,000 plus payment of legal fees of $20,000, after which CSI became the parent company and VBYR became a subsidiary of CSI. In February 2005, CSI plans to enter into an Agreement and Plan of Merger (the “Merger Agreement”) with VBYR pursuant to which CSI will be merged with and into VBYR (the “Merger”).

Transactions Prior to Merger

Before entering into the Merger Agreement, CSI redeemed outstanding stock options for approximately 6,205 shares of common totaling approximately $939,000. Additionally, prior to entering into the Merger Agreement, CSI declared dividends to its shareholders totaling $3,460,000, with $960,000 paid immediately and $2,500,000 recorded as a dividend note payable to be settled within 30 days.

Merger Related Transactions

Under the Merger Agreement, CSI shareholders will receive $500,000 cash plus two notes payable to CSI shareholders for $3,125,000 and $1,875,000 and approximately 2,527,000 shares of common stock of the surviving corporation. The $3,125,000 note will be payable within 30 days at 2% interest and the note for $1,875,000 will be payable in 15 months with interest at prime plus 2%. Following the Merger, VBYR will continue as the surviving corporation and the separate corporate existence of CSI will cease; however, the merged entity will be known as Computer Software Innovations, Inc. (“new CSI”).

COMPUTER SOFTWARE INNOVATIONS, INC. AND VERTICALBUYER, INC.

NOTES TO UNAUDITED PROFORMA CONDENSED

COMBINED FINANCIAL STATEMENTS (continued)

NOTE 3 – RECAPITALIZATION AND AGREEMENT AND PLAN OF MERGER (continued)

Merger Related Transactions (continued)

As stated in Note 2, prior to the transaction, VBYR had no assets. Accordingly, the transaction will be treated as a reverse acquisition of a public shell and the transaction will be accounted for as a recapitalization of VBYR rather than a business combination. The historical financial statements of VBYR will be the historical statements of new CSI. For reporting future financial results, historical shareholders’ equity of CSI will be restated to reflect the recapitalization and shares received in the transaction. Immediately prior to the closing of the Merger Agreement, VBYR will effect a 40 to 1 reverse split of its common stock and cancel the 77% shares purchased by CSI on January 31, 2005, thus reducing its issued and outstanding shares of common stock from 17,033,334 to 97,942. After issuing the 2,527,000 shares to former CSI shareholders, total outstanding shares will be 2,624,942.

To facilitate financing the Merger Agreement, new CSI will complete a convertible preferred financing with Barron Partners, L.P. (“Barron”), an accredited investor. The convertible preferred financing with Barron was for $5,042,250, under a Preferred Stock Purchase Agreement. New CSI issued 7,217,736 shares of Series A Preferred Stock to Barron, which is convertible into an aggregate of 7,217,736 shares of common stock of new CSI at a conversion rate equal to $0.6986 per share. In addition, new CSI will issue to Barron warrants to purchase an additional 3,608,868 shares of common stock of new CSI at an exercise price of $1.3972 per common share (Warrant A) and an additional 3,608,868 shares of common stock of new CSI at an exercise price of $2.0958 per common share (Warrant B). The shares of new CSI common stock which may be acquired by Barron upon its conversion of its Series A Preferred Stock and/or the exercise of its warrants are subject to limitations which restrict the ability of Barron and its affiliates to acquire shares whereby if Barron owns more than a total of 4.99% of the outstanding shares of new CSI common stock at any time, which restriction may be removed upon 61 days notice to new CSI by Barron. In addition to the financing provided by the issuance of the Series A preferred stock, Barron will loan $1,875,000 to new CSI. The note payable of $1,875,000 will be payable in 15 months with interest at prime plus 2%.

Subsequent to the closing and consummation of the merger of CSI and VBYR, the new CSI will pay the dividend payable note of $2,500,000 and the $3,125,000 merger note to the CSI shareholders.

COMPUTER SOFTWARE INNOVATIONS, INC. AND VERTICALBUYER, INC.

NOTES TO UNAUDITED PROFORMA CONDENSED

COMBINED FINANCIAL STATEMENTS (continued)

NOTE 4 - PROFORMA ADJUSTMENTS

Proforma adjustments on the attached financial statements include the following:

(in thousands)

[A]	To record the effect of the redemption of CSI’s outstanding stock options.

[B]	To record the declaration of dividends by CSI to its shareholders including the amount paid immediately and the amount recorded as a dividend note payable.

[C]	To record the purchase of 77% of VBYR common stock by CSI and to eliminate VBYR accounts payable to be paid from the seller’s proceeds.

[D]	To record the merger of CSI into VBYR in exchange for the stock of VBYR, $500 cash to CSI shareholders and also two notes payable to the CSI shareholders, net of the $470 paid to purchase stock of VBYR (see [C]).

[E]	To record the purchase of preferred stock in new CSI by Barron.

[F]	To record the loan made to new CSI by Barron.

[G]	To record the payment of the dividend and merger notes payable to original CSI shareholders.

[H]	To eliminate the common stock of CSI as a result of the merger into VBYR.

[I]	To record interest expense on $1,875 note payable to CSI shareholders and $1,875 note payable to Barron, each at prime plus 2% (currently 7.25%).

[J]	To record tax effects of proforma adjustments at tax rate of 34%.

[K]	To reflect the cancellation of the 77% shares purchased by CSI, the effect of the 40 to 1 stock split, and the issuance of 2,527,000 shares of common stock of the surviving corporation to the former CSI shareholders.

[L]	To reflect the cancellation of the 77% shares purchased by CSI, the effect of the 40 to 1 stock split, and the issuance of 2,527,000 shares of common stock of the surviving corporation to the former CSI shareholders and to assume the dilutive calculation of the conversion of the Series A Preferred Stock into common shares.

COMPUTER SOFTWARE INNOVATIONS, INC. AND VERTICALBUYER, INC.

NOTES TO UNAUDITED PROFORMA CONDENSED

COMBINED FINANCIAL STATEMENTS (continued)

NOTE 5 – PROFORMA NET INCOME PER COMMON SHARE

Basic net income per common share is computed based on the number shares outstanding, after adjustment for the effects of the recapitalization, as though such shares had been outstanding from the beginning of the periods presented. The computation also reflects the 40 to 1 reverse stock split and the cancellation of the 77% shares purchased by CSI.

Diluted net income per common share is computed based the number shares outstanding, assuming the dilutive effect of the conversion of the preferred stock into common shares issued as part of an equity financing to raise specific funds to facilitate the recapitalization and agreement and plan of merger.